Exhibit 23.1

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 19, 2003, in the Registration Statement (Form S-1) and related Prospectus of Renovis, Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

Palo Alto, California

October 16, 2003